UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  08/09/2005

APPLE COMPUTER INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-10030

CA	94-2404110
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1 Infinite Loop, Cupertino, CA 95014
(Address of Principal Executive Offices, Including Zip Code)

(408) 996-1010
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On August 9, 2005, the Compensation Committee of the Board of Directors of Apple Computer, Inc. ("Apple") consented in advance to allow Apple's executive officers to satisfy their tax withholding obligations arising upon the vesting of restricted stock or restricted stock units by electing to have Apple withhold that number of shares with a fair market value equal to the minimum amount to be withheld under applicable tax laws. Based on the restricted stock and restricted stock units currently outstanding, the first applicable vesting date occurs during the second quarter of fiscal 2006.

An election to have Apple withhold shares to satisfy the tax withholding obligations is permitted under section 16 of the 2003 Employee Stock Plan. An election may be made by completing the Election to Satisfy Withholding Obligation With Stock form attached hereto as Exhibit 99.1.

If an executive officer elects to satisfy the tax withholding obligation arising upon the vesting of his or her restricted stock or restricted stock units by having Apple withhold that number of shares with a fair market value equal to the amount required to be withheld, the shares withheld will be cancelled and will not be available for re-issuance under the 2003 Employee Stock Plan.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

APPLE COMPUTER INC

Date: August 15, 2005.	By:	/s/ Peter Oppenheimer
Peter Oppenheimer
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Form of Election To Satisfy Tax Withholding With Stock